UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2023
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SELECTQUOTE, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39295	94-3339273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6800 West 115th Street, Suite 2511
Overland Park, Kansas 66211
(Address of principal executive offices) (Zip code)

(913) 599-9225
(Registrant’s telephone number, including area code)

No change since last report
(Former Name or Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	SLQT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Appointment of Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2023, the Board of Directors of SelectQuote, Inc. (the “Company”) appointed Ryan M. Clement, 42, to serve as the Company’s Chief Financial Officer, effective February 10, 2023. Mr. Clement was previously appointed Interim Chief Financial Officer in May 2022 and will continue to serve as the Company’s principal financial officer as Chief Financial Officer.

In connection with his appointment as Chief Financial Officer, Mr. Clement and the Company entered into an employment agreement (the “Employment Agreement”), which provides for (a) an annual minimum base salary of $375,000; (b) an annual target bonus opportunity equal to 50% of his base salary, which target may be increased at the discretion of the Compensation Committee of the Board of Directors; (c) continued participation in the Company’s long-term equity incentive program, pursuant to which he will eligible for an annual equity award with a target value of not less than $800,000; and (d) a one-time equity award of 62,500 restricted stock units, to be granted in accordance with the Company’s 2020 Omnibus Incentive Plan in February 2023. Mr. Clement will also be eligible to receive a one-time cash bonus in the amount of $200,000 (the “Special Bonus”) upon the Company’s achievement of certain strategic objectives identified in the Employment Agreement. If such objectives are not attained, the Special Bonus will not be earned. In the event the Special Bonus is earned, but Mr. Clement resigns from the Company or is terminated for cause before February 10, 2024, the amount of the Special Bonus will be reduced to $100,000.

The Employment Agreement also contains certain standard restrictive covenants and sets forth the compensation entitled to be received by Mr. Clement in the event of the termination of his employment under various circumstances, including a change in control of the Company.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the text of the Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 to be filed with Securities and Exchange Commission (the “SEC”).

The information required to be disclosed pursuant to Item 401(e) of Regulation S-K is incorporated herein by reference to the Company’s definitive proxy statement filed with the SEC on October 6, 2022. Mr. Clement has no family relationship with any of the Company’s directors or executive officers, and there are no arrangements or understandings pursuant to which he was selected as Chief Financial Officer. Mr. Clement does not have a direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On February 22, 2023, the Company issued a press release announcing the appointment of Mr. Clement as Chief Financial Officer. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The exhibit is being furnished pursuant to Item 8.01, and the information contained therein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall either of them be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated February 22, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTQUOTE, INC.

Date: February 22, 2023	By:	/s/ Daniel A. Boulware
	Name:	Daniel A. Boulware
	Title:	General Counsel and Secretary